                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                   RPM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        PAUL A. GRANZIER, VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

[INSERT RPM LOGO]


  RPM, INC. - 2628 Pearl Road - P.O. Box 777 - Medina, Ohio 44258 - 216-273-5090
- - --------------------------------------------------------------------------------

THOMAS C. SULLIVAN
    Chairman

                                                                 August 30, 1994

TO RPM SHAREHOLDERS:

     This year's Annual Meeting of RPM Shareholders will be held at 2:00 P.M., Eastern Daylight Time, Monday, October 10, 1994, Columbus Day (observed), at the Holiday Inn located at Interstate 71 and Route 82 East, Strongsville, Ohio.

     In addition to discussing the items of business outlined in this Proxy Statement, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company's activities, during which time your questions and comments will be welcomed.

     We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.

     On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

                                             Sincerely yours,



                                             THOMAS C. SULLIVAN

                               [INSERT RPM LOGO]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RPM, Inc. will be held at the Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, located at Interstate 71 and Route 82 East, on Monday, October 10, 1994, at 2:00 P.M., Eastern Daylight Time, for the following purposes:

     (1) To elect four Directors in Class II for a three-year term ending in 1997;

     (2) To fix the number of Directors at 12 (which will create a vacancy which can be filled by the Board of Directors); and

     (3) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Holders of Common Shares of record at the close of business on August 19, 1994 are entitled to receive notice of and to vote at the Annual Meeting.

     By Order of the Board of Directors.

                                           PAUL A. GRANZIER
                                             Secretary

August 30, 1994




        Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

                               [INSERT RPM LOGO]

                        2628 PEARL ROAD  -  P.O. BOX 777
                               MEDINA, OHIO 44258

                                PROXY STATEMENT

                       MAILED ON OR ABOUT AUGUST 30, 1994

         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 10, 1994

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company to be held on October 10, 1994, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Shareholders which accompanies this Proxy Statement.

     The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted FOR the election of the four nominees listed on the Proxy and FOR the proposal to fix the number of Directors at 12.

     Any person giving a Proxy pursuant to this solicitation may revoke it. A shareholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.

     The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company's Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph, and personal interview. The Company also may retain a third party to aid in the solicitation of proxies.

                                 VOTING RIGHTS

     The record date for determination of shareholders entitled to vote at the Annual Meeting was the close of business on August 19, 1994. On that date, the Company had 56,772,256 Common Shares, without par value ("Common Shares"), outstanding and entitled to vote at the Annual Meeting. Each Common Share is entitled to one vote.

     At the Annual Meeting, in accordance with the General Corporation Law of Ohio and the Company's Amended Code of Regulations, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of shareholder voting. As provided by the General Corporation Law of Ohio and the Company's Amended Code of Regulations, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the Annual Meeting, will constitute a quorum for such meeting. The inspectors of election intend to treat properly executed proxies marked "abstain" as "present" for these purposes. Such inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the Annual Meeting.

     Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of Ohio provides that if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the meeting that the shareholder desires the voting at the election to be cumulative, each shareholder shall have cumulative voting rights in the election of Directors. Cumulative voting enables shareholders to give one nominee for Director as many votes as is equal to the number of Directors to be elected multiplied by the number of shares in respect of which a shareholder is voting, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit.

     Pursuant to the Company's Amended Code of Regulations, all other questions and matters brought before the Annual Meeting will be, unless otherwise provided by law or by the Articles of Incorporation of the Company, decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the item on which the abstention is noted and will have the effect of a vote against. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

                         SHARE OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of Common Shares as of August 19, 1994 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding Common Shares, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name.

                                         NUMBER OF
                                       COMMON SHARES
                                       BENEFICIALLY          PERCENTAGE OF
      NAME OF BENEFICIAL OWNER           OWNED(1)          COMMON SHARES(1)
- - -------------------------------------  -------------     ---------------------
The Fifth Third Bancorp(2)...........     2,947,721                5.2%
Edward B. Brandon(3).................         6,000                  *
Paul A. Granzier(4)..................        41,947                  *
Lorrie Gustin(5).....................           750                  *
Roy H. Holdt(6)......................         3,055                  *
E. Bradley Jones(7)..................         2,812                  *
James A. Karman(8)...................       354,254                0.6
Richard E. Klar(9)...................       113,421                0.2
Donald K. Miller(10).................        21,090                  *
John H. Morris, Jr.(11)..............       108,404                0.2
Kevin O'Donnell(12)..................         7,460                  *
William A. Papenbrock(13)............         7,997                  *
Stephen Stranahan(14)................       523,647                0.9
Thomas C. Sullivan(15)...............     1,434,044                2.5
All Directors and executive officers
  as a group (seventeen persons including
  the individuals named above)(16)...     2,738,187                4.8

- - ---------------
  * Less than .1%.

 (1) In accordance with Securities and Exchange Commission ("Commission") rules, each beneficial owner's holdings have been calculated assuming full exercise of outstanding options covering Common Shares, if any, exercisable by such owner within 60 days after August 19, 1994, but no exercise of outstanding options covering Common Shares held by any other person.

 (2) The Fifth Third Bancorp ("Fifth Third") has sole voting power over 2,768,757 Common Shares, shared voting power over 119,752 Common Shares and no voting power over 59,212 Common Shares shown in the table above. Fifth Third has sole dispositive power over 2,630,865 Common Shares, shared dispositive power over 218,350 Common Shares and no dispositive power over 98,506 Common Shares shown in the table above. This information is as of December 31, 1993 and was obtained by the Company from Fifth Third's
     Schedule 13G as filed with the Commission in February 1994. The address of Fifth Third is 38 Fountain Square Plaza, Cincinnati, Ohio 45263.

 (3) Mr. Brandon is a Director of the Company.

 (4) Mr. Granzier is an executive officer of the Company. Mr. Granzier's ownership is comprised of 6,043 Common Shares which he owns directly, 2,937 Common Shares which he owns jointly with his wife, 280 Common Shares which are owned by his wife and 32,687 Common Shares which he has the right to acquire within 60 days after August 19, 1994 through the exercise of stock options. The ownership of the shares held jointly with his wife and those shares solely held by his wife is attributed to Mr. Granzier pursuant to Commission rules.

 (5) Ms. Gustin is a Director of the Company.

 (6) Mr. Holdt is a Director of the Company.

 (7) Mr. Jones is a Director of the Company.

 (8) Mr. Karman is a Director and an executive officer of the Company. Mr. Karman's ownership is comprised of 133,147 Common Shares which he owns directly, 30,438 Common Shares which are owned by his wife, 145,519 Common Shares which are held by a family-owned corporation, of which Mr. Karman is an officer and director, and 45,150 Common Shares which he has the right to acquire within 60 days after August 19, 1994 through the exercise of stock options. The ownership of the shares held by his wife and by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

 (9) Mr. Klar is an executive officer of the Company. Mr. Klar's ownership is comprised of 38,538 Common Shares which he owns directly, 2,666 Common Shares which are owned by his wife, 11,343 Common Shares held by a family-owned corporation, of which Mr. Klar is an officer and director, and 60,874 Common Shares which he has the right to acquire within 60 days after August 19, 1994 through the exercise of stock options. The ownership of the shares held by his wife and by the family-owned corporation is attributed to Mr. Klar pursuant to Commission rules.

(10) Mr. Miller is a Director of the Company. Mr. Miller's share ownership is comprised of 7,030 Common Shares which he owns directly and 14,060 Common Shares held by his sons. The ownership of the shares held by his sons is attributed to Mr. Miller pursuant to Commission rules.

(11) Mr. Morris is a Director and an executive officer of the Company. Mr. Morris' ownership is comprised of 39,904 Common Shares which he owns directly and 68,500 Common Shares which he has the right to acquire within 60 days after August 19, 1994 through the exercise of stock options.

(12) Mr. O'Donnell is a Director of the Company. Mr. O'Donnell's ownership is comprised of 5,420 Common Shares which he owns through his retirement plans and 2,040 Common Shares which are owned by his wife through her retirement plans. The ownership of the shares held by his wife is attributed to Mr. O'Donnell pursuant to Commission rules.

(13) Mr. Papenbrock is a Director of the Company. All of Mr. Papenbrock's share ownership is comprised of Common Shares which he owns through his retirement plan.

(14) Mr. Stranahan is a Director of the Company. Mr. Stranahan's ownership is comprised of 458,647 Common Shares which he owns directly, 35,000 Common Shares which are owned by the Intelco Foundation, of which Mr. Stranahan is a trustee, and 30,000 Common Shares which are owned by Intelco, Inc., of which Mr. Stranahan is an officer and director. The ownership of the shares held by the Intelco Foundation and Intelco, Inc. is attributed to Mr. Stranahan pursuant to Commission rules.

(15) Mr. Sullivan is Chairman of the Board of Directors and an executive officer of the Company. Mr. Sullivan's ownership is comprised of 494,018 Common Shares which he owns directly, 75,760 Common Shares which are owned by his wife, 27,624 Common Shares owned by the Thomas C. Sullivan Family Foundation, Inc., of which Mr. Sullivan serves as Co-Trustee, 742,080 Common Shares held by National City Bank, Cleveland, Ohio, as Trustee under a Trust Agreement, dated April 30, 1971 (the "Sullivan Trust"), between it and the late Frank C. Sullivan, and 94,562 Common Shares which he has the right to acquire within 60 days after August 19, 1994 through the exercise of stock options. Mr. Sullivan is a Trust Advisor to the Sullivan Trust, having the right to vote the Common Shares held by said Trust and to approve the sale thereof. The ownership of the shares held by his wife, by the Thomas C. Sullivan Family Foundation, Inc. and pursuant to the Sullivan Trust is attributed to Mr. Sullivan pursuant to Commission rules.

(16) The number of Common Shares shown as beneficially owned by the Company's Directors and executive officers as a group on August 19, 1994 includes 328,398 Common Shares which the Company's Directors and executive officers as a group have the right to acquire within 60 days after said date through the exercise of stock options granted to them under the Company's stock option plans.

                             ELECTION OF DIRECTORS

     The authorized number of Directors of the Company presently is fixed at eleven, with the Board of Directors divided into three Classes. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Shareholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years. Class I and Class II of the Board are currently comprised of four Directors each and Class III of the Board is currently comprised of three Directors, which is in accordance with the Amended Code of Regulations of the Company.

     The term of office of Class II of the Board of Directors expires at this year's Annual Meeting of Shareholders. The term of office of the persons elected Directors in Class II at this year's Annual Meeting will expire at the time of the Annual Meeting held in 1997. Each Director in Class II will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors' nominees for election as Directors in Class II are Ms. Gustin and Messrs. Karman, Miller and O'Donnell who currently serve as Directors in Class II.

     The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees named below unless the shareholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If cumulative voting is in effect, the Proxy holders shall have full discretion and authority to vote for any one or more of the nominees. In the event of cumulative voting, the Proxy holders will vote the shares represented by each Proxy so as to maximize the number of Board of Directors' nominees elected to the Board. Each of the nominees has indicated his or her willingness to serve as a Director, if elected. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

                                          NOMINEES FOR ELECTION

                         LORRIE GUSTIN, age 69 -- Director since 1992.

                         Director of the National Association of Investors Clubs Trust since 1982, and Secretary of the World Federation of Investment Clubs since 1978. Ms. Gustin attended Pasadena State College. She served as an officer and director of the N.A.I.C. Corporation (investment education) from 1966 to 1983, and as President thereof from 1980 to 1983.

                         COMMON SHARES BENEFICIALLY OWNED: 750        NOMINEE FOR CLASS II
                                                                      (TERM EXPIRING IN 1997)

                        JAMES A. KARMAN, age 57 -- Director since 1963.

                        President and Chief Operating Officer, RPM, Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager, The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM, Inc. as Treasurer in 1963. Mr. Karman became Vice President and Treasurer in 1969, Vice President, Secretary and Treasurer in 1972, and was elected Executive Vice President in 1973. In 1978, Mr. Karman was elected President and Chief Operating Officer of RPM, Inc. Mr. Karman also was Chief Financial Officer of RPM, Inc. from 1982 until 1993. Mr. Karman is a director of McDonald & Company Investments, Inc., Sudbury, Inc., Man-Gill Chemical (privately owned) and Metropolitan Savings Bank (privately owned).


                        COMMON SHARES BENEFICIALLY OWNED: 354,254             NOMINEE FOR CLASS II
                                                                              (TERM EXPIRING IN 1997)

                        DONALD K. MILLER, age 62 -- Director since 1972.

                        Vice Chairman since March 1993 of Thomson Advisory Group L.P., a money management firm, and formerly Chairman and Chief Executive Officer from November 1990. He has served as Chairman since January 1992 of Greylock Financial Inc., an organization engaged in the financing of management buyouts. Mr. Miller served as Managing Partner of Greylock Financial Partnership from December 1986 through December 1991 when Greylock became incorporated. Mr. Miller has also served as Chairman since January 1987 of Christensen
                        Boyles Corporation, a supplier of mining products and services. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration. Mr. Miller became Senior Vice President, Blyth Eastman Dillon & Co., Incorporated, investment bankers, in 1978 and from 1980 through 1986 served as a Managing Director of Blyth Eastman Paine Webber, Inc. (BEPWI). He also served as the Managing Partner of 1221 Associates, a private investment partnership for Managing Directors of BEPWI. Mr. Miller is a Director of Huffy Corporation and a trustee of the Thomson Fund Group.

                        COMMON SHARES BENEFICIALLY OWNED: 21,090              NOMINEE FOR CLASS II
                                                                             (TERM EXPIRING IN 1997)

                         KEVIN O'DONNELL, age 69 -- Director since 1979.

                         Managing Director of O'Donnell & Associates, a management consulting company since August 1994. Mr. O'Donnell graduated from Kenyon College and received his M.B.A. degree from Harvard University Graduate School of Business Administration. He joined the Steel Improvement & Forge Company, the predecessor of SIFCO Industries, Inc., a diversified metalworking company, in 1947 and served in numerous capacities until 1960. From 1960 to 1972 he served as a management consultant, as a General Manager of a specialty steel distributor and with the Peace Corps in various capacities. In 1971 he was named Associate Director for international operations of ACTION (Head of the Peace Corps). He rejoined SIFCO Industries, Inc. in 1972 Executive Vice President and was named President and Chief Operating Officer in 1976 and Chief Executive Officer in 1983. Mr. O'Donnell served as President and Chief Executive Officer until his retirement in June 1990 and then became Chairman of the Executive Committee of the Board until July 1994. Mr. O'Donnell is a Director of Ferro Corporation, National Machinery Company and the Lamson & Sessions Company.

                         COMMON SHARES BENEFICIALLY OWNED: 7,460          NOMINEE FOR CLASS II
                                                                          (TERM EXPIRING IN 1997)

       DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

                         EDWARD B. BRANDON, age 62 -- Director since 1989.

                         Chairman and Chief Executive Officer, National City Corporation. Mr. Brandon received his B.S. degree in economics from Northwestern University and his M.B.A. degree from Wharton School of Banking and Finance. He joined National City Bank in 1956. Mr. Brandon served as President of National City Corporation and President and Chief Executive Officer of National City Bank prior to his election as Chairman in September 1987, and served as Chief Executive Officer of National City
                         Bank until April 1989. Mr. Brandon is a director of The Standard Products Company and Premier Industrial Corporation.

                         COMMON SHARES BENEFICIALLY OWNED: 6,000          DIRECTOR IN CLASS I
                                                                          (TERM EXPIRES IN 1995)

                         WILLIAM A. PAPENBROCK, age 55 -- Director since 1972.

                         Partner, Calfee, Halter & Griswold, Attorneys-at-law. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to the Chief Justice of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold as an attorney in 1964. He became a partner of the firm in 1969 and is Vice Chairman of the firm's Executive Committee. Calfee, Halter & Griswold serves as counsel to the Company.

                         COMMON SHARES BENEFICIALLY OWNED: 7,997             DIRECTOR IN CLASS I
                                                                             (TERM EXPIRES IN 1995)

                         STEPHEN STRANAHAN, age 60 -- Director since 1988.

                         Chairman and Chief Executive Officer of Intelco, Inc., an investment holding company. Mr. Stranahan received his B.A. degree from Dartmouth College. He served as Chairman of Craft House Corporation from 1978 until its acquisition by RPM, Inc. in March 1988.

                         COMMON SHARES BENEFICIALLY OWNED: 523,647           DIRECTOR IN CLASS I
                                                                             (TERM EXPIRES IN 1995)

                         THOMAS C. SULLIVAN, age 57 -- Director since 1963.

                         Chairman and Chief Executive Officer, RPM, Inc. Mr. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM, Inc. as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board, President and Chief Executive Officer of RPM, Inc. Mr. Sullivan is a director of Pioneer-Standard Electronics, Inc. and National City Bank, Cleveland, Ohio.

                         COMMON SHARES BENEFICIALLY OWNED: 1,434,044         DIRECTOR IN CLASS I
                                                                             (TERM EXPIRES IN 1995)

              ROY H. HOLDT, age 73 -- Director since 1987.

              Retired Chairman and Chief Executive Officer of White Consolidated Industries, Inc. Mr. Holdt received his B.S. degree from Dyke College. He joined the predecessor of White Consolidated Industries, Inc. in 1941, and served as President and Chief Operating Officer from 1972 to 1976 and as Chairman of the Board and Chief Executive Officer from 1976 through 1986 of White Consolidated Industries, Inc.

              COMMON SHARES BENEFICIALLY OWNED: 3,055                    DIRECTOR IN CLASS III
                                                                         (TERM EXPIRES IN 1996)

              E. BRADLEY JONES, age 66 -- Director since 1990.
              Retired Chairman and Chief Executive Officer of
              Republic Steel Corporation, LTV Steel Company and Group
              Vice President of The LTV Corporation. Mr. Jones received his B.A. degree from Yale University. He began his career with Republic Steel Corporation in 1954 in sales and became President in 1979 and Chairman and Chief Executive Officer in 1982. Following the merger of Republic Steel Corporation and The LTV Corporation in June 1984, Mr. Jones served as Chairman and Chief
              Executive Officer of The LTV Steel Company and Group
              Vice President of The LTV Corporation until his retirement in December 1984. Mr. Jones also serves as a director of TRW Inc., Cleveland-Cliffs Inc., NACCO Industries, Inc.,
              Hyster-Yale Materials Handling, Inc., Consolidated Rail Corporation and Birmingham Steel Corporation, and is a Trustee of First Union Real Estate Investments and
              Fidelity Funds.

              COMMON SHARES BENEFICIALLY OWNED: 2,812                    DIRECTOR IN CLASS III
                                                                         (TERM EXPIRES IN 1996)

              JOHN H. MORRIS, JR., age 52 -- Director since 1981.

              Executive Vice President, RPM, Inc. Mr. Morris holds a B.S. degree from the University of West Virginia and an M.B.A. degree from Case Western Reserve University. Mr. Morris held management positions with the Armstrong Cork Company and the General Tire & Rubber Company prior to joining RPM, Inc. as Director of Corporate Marketing in 1977. He became Corporate Vice President that same year and was elected Executive Vice President of RPM, Inc. in 1981.

              COMMON SHARES BENEFICIALLY OWNED: 108,404                  DIRECTOR IN CLASS III
                                                                         (TERM EXPIRES IN 1996)

                   PROPOSAL TO FIX NUMBER OF DIRECTORS AT 12

     Article II, Section 2 of the Amended Code of Regulations of the Company provides that the Board of Directors shall consist of not less than nine (9) or not more than fifteen (15) members, as determined by the shareholders at an annual meeting or any special meeting called for the election of directors. At the 1980 Annual Meeting of Shareholders, the shareholders of the Company fixed the number of Directors at its present number of eleven (11) members. During the next twelve months the Company may seek an additional experienced individual to become a Director of the Company. Therefore, the Board of Directors has proposed that the size of the Company's Board be increased by one (1) member and therefore be set at twelve (12). The twelfth position would be in Class III of the Board of Directors. Pursuant to the Company's Amended Code of Regulations, the twelfth position, which will be left vacant, will be filled by a majority of the Board of Directors when an appropriate individual is found. Such individual, if appointed, would serve until the Annual Meeting of Shareholders in 1996 at which shareholders will elect Directors to Class III.

     Adoption of this proposal requires the affirmative vote of a majority of the Common Shares entitled to vote present in person or by proxy. Thus, shareholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for determining whether this proposal has been approved and have no effect on its outcome.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                 INFORMATION REGARDING MEETINGS AND COMMITTEES
                           OF THE BOARD OF DIRECTORS

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The Compensation Committee approves the grant of stock options and reviews and determines the compensation of certain key executives. The Audit Committee reviews the activities of the Company's independent auditors and various Company policies and practices. The Board of Directors does not have a nominating committee.

     Set forth below is the current membership of each of the above-described Committees, as established in October 1993, with the number of meetings held during the fiscal year ended May 31, 1994, in parentheses:

               EXECUTIVE                  COMPENSATION           AUDIT
               COMMITTEE(1)               COMMITTEE(2)          COMMITTEE(2)
             --------------               -------------         ---------------
                 Thomas C. Sullivan       Roy H. Holdt          Donald K. Miller
                    (Chairman)             (Chairman)            (Chairman)
                 James A. Karman          Edward B. Brandon     Stephen Stranahan
                 Kevin O'Donnell          Kevin O'Donnell       E. Bradley Jones
                 Roy H. Holdt                                   Lorrie Gustin
                 Edward B. Brandon

     The Board of Directors held four meetings during the fiscal year ended May 31, 1994. During that fiscal year, no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.

     In fiscal 1993, Directors who are not also employees of the Company, with the exception of William A. Papenbrock, received a quarterly fee of $6,000 and an additional $1,000 for each Board and Committee meeting attended, except for the Chairman of each Committee who received $1,500 for each Committee meeting attended. Effective June 1, 1994, the quarterly fee was increased to $6,500. In April 1986, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of Directors' fees in either cash or stock equivalents and the payment of such deferred fees in cash commencing six months following the date of the participating Director's retirement, resignation or death, or termination of such participating Director's Deferred Compensation Agreement. Participation in the Deferred Compensation Plan is at the election of each Director entitled to receive compensation for serving on the Board.


                             EXECUTIVE COMPENSATION

     There is shown below information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 1994, 1993 and 1992, of those persons who were, at May 31, 1994:
(i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                ANNUAL                       COMPENSATION
                                           COMPENSATION(1)                      AWARDS
                              ------------------------------------------    -------------
                                                                  OTHER
                                                                 ANNUAL       SECURITIES
         NAME AND                                                COMPEN-      UNDERLYING
    PRINCIPAL POSITION        YEAR      SALARY       BONUS       SATION(2)     OPTIONS
- - --------------------------    -----    --------     --------     -------     ------------
Thomas C. Sullivan            1994     $600,000     $345,000          --        40,000
  Chairman of the Board       1993     $600,000     $275,000          --        30,000
  and Chief Executive         1992     $565,000     $245,000          --        30,000(5)
  Officer

James A. Karman               1994     $500,000     $285,000          --        30,000
  President and Chief         1993     $500,000     $225,000          --        24,000
  Operating Officer           1992     $470,000     $200,000          --        24,000(5)

John H. Morris, Jr.           1994     $300,000     $197,000          --        20,000
  Executive Vice              1993     $300,000     $160,000          --        15,000
  President                   1992     $280,000     $145,000          --        15,000(5)

Richard E. Klar               1994     $200,000     $130,000          --        20,000
  Vice President and          1993     $200,000     $105,000          --        15,000
  Treasurer                   1992     $190,000     $ 95,000          --        12,000(5)

Paul A. Granzier              1994     $160,000     $ 67,000     $42,460(3)     10,000
  Vice President, General     1993     $160,000     $ 50,000     $30,309(4)      6,000
  Counsel and Secretary       1992     $150,000     $ 45,000          --         6,000(5)

- - ------------------

(1) In February, 1994, the Board of Directors adopted a Deferred Compensation Plan providing for the deferred payment of salary and/or bonuses in either cash or stock equivalents and the payment of such deferred compensation in cash commencing three (3) months following the date of the participating officer's retirement, resignation or death, or voluntary termination by such participating officer. Any such deferred compensation is not taxed until received by any such officer, at which time the Company is entitled to a tax deduction, subject to the limitations of Section 162(m) of the Internal Revenue Code.

(2) Unless otherwise indicated, no executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus. Pursuant to Commission transition rules, only 1993 and 1994 information is required to be shown.

(3) Annual compensation related to incidental costs to the Company of personal benefits or perquisites, including primarily life insurance premiums of $39,714.

(4) Annual compensation related to incidental costs to the Company of personal benefits or perquisites, including primarily life insurance premiums of $27,563.

(5) The number of option shares indicated under this column reflects the three-for-two share split effected by the Company as a 50% share dividend on December 4, 1992.


OPTION GRANTS

     Shown below is information on grants of stock options pursuant to the Company's 1989 Stock Option Plan during the fiscal year ended May 31, 1994 to the executive officers who are named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR



                                         INDIVIDUAL GRANTS                                                POTENTIAL REALIZABLE
- - ---------------------------------------------------------------------------------------------------         VALUE AT ASSUMED
                                                           OF TOTAL                                       ANNUAL RATES OF STOCK
                                                           OPTIONS                                         PRICE APPRECIATION
                                                          GRANTED TO     EXERCISE OR                               FOR
                                    NUMBER OF             EMPLOYEES      BASE PRICE                        OPTION TERMS(4)(5)
                                    SECURITIES            IN FISCAL         (PER         EXPIRATION     -------------------------
          NAME               UNDERLYING OPTIONS(1)(2)        YEAR         SHARE)(3)         DATE            5%            10%
- - -------------------------    ------------------------     ----------     -----------     ----------     ----------     ----------
Thomas C. Sullivan                    40,000                 15.6%         $ 17.75        7/21/2003      $ 446,515     $1,131,559
  Chairman of the Board
  and Chief Executive
  Officer
James A. Karman                       30,000                 11.7%         $ 17.75        7/21/2003      $ 334,886     $  848,668
  President and Chief
  Operating Officer
John H. Morris, Jr.                   20,000                  7.8%         $ 17.75        7/21/2003      $ 223,258     $  565,779
  Executive Vice
  President
Richard E. Klar                       20,000                  7.8%         $ 17.75        7/21/2003      $ 223,258     $  565,779
  Vice President and
  Treasurer
Paul A. Granzier                      10,000                  3.9%         $ 17.75        7/21/2003      $ 111,629     $  282,889
  Vice President, General
  Counsel and Secretary

- - ---------------

(1)  These options were granted on July 21, 1993 pursuant to the Company's 1989 Stock Option Plan. Twenty-five percent of the shares subject to the option become exercisable on each anniversary date thereof.
(2)  The option agreements relating to the options granted under the Company's 1989 Stock Option Plan provide that such options become fully vested upon certain "changes in control" of the Company described in such option agreements.
(3)  This price represents the fair market value at the date of grant pursuant to the terms of the Company's 1989
     Stock Option Plan.
(4)  The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates dictated by the Commission and are not intended to be forecasts of the Company's stock price.

                                                                                            POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                                                                              FOR OPTION TERMS
                                                                                       ------------------------------
                                                                                            5%              10%
                                                                                       -------------   --------------

(5)  Value created for all shareholders:                                               $ 642,424,697   $1,628,030,771
     Gain of named executive officers as a percent of value created for all                     0.2%             0.2%
     shareholders:


OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to the exercise of stock options during the fiscal year ended May 31, 1994 to purchase the Company's Common
Shares by the executive officers named in the Summary Compensation Table and with respect to the unexercised stock options at May 31, 1994 to purchase the Company's Common Shares for the executive officers named in the Summary
Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                         AND MAY 31, 1994 OPTION VALUE

                         NUMBER OF                           NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                           SHARES                           UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                          ACQUIRED                          OPTIONS AT MAY 31, 1994             AT MAY 31, 1994 (2)
                             ON            VALUE         -----------------------------     -----------------------------
        NAME              EXERCISE      REALIZED (1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
- - ---------------------    ----------     ------------     -----------     -------------     -----------     -------------
Thomas C. Sullivan             --         $     --          90,233           86,875         $ 705,483        $ 194,425
  Chairman of the
  Board and Chief
  Executive Officer
James A. Karman            14,850         $ 84,184          18,149           67,501         $  83,400        $ 155,044
  President and Chief
  Operating Officer
John H. Morris, Jr.         2,000         $ 16,330          51,312           43,438         $ 359,563        $  97,218
  Executive Vice
  President
Richard E. Klar             7,712         $ 83,435          45,365           41,009         $ 324,133        $  86,142
  Vice President and
  Treasurer
Paul A. Granzier            3,000         $ 29,982          25,312           16,875         $ 192,722        $  38,760
  Vice President,
  General Counsel and
  Secretary

- - ---------------

(1) Represents the difference between the option exercise price and the last sales price of a Common Share on The Nasdaq National Market on the date of exercise.

(2) Based on the last sales price of the Common Shares of $18.00 on The Nasdaq National Market on May 31, 1994. The ultimate realization of profit on the sale of the Common Shares underlying such options is dependent upon the market price of such shares on the date of sale.

EMPLOYMENT AGREEMENTS

     Under an Amended Employment Agreement, dated as of July 20, 1994, Thomas C. Sullivan is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year period ending June 1, 1999. Pursuant to the terms of the Agreement, Mr. Sullivan's annual base salary, effective as of June 1, 1994, is $675,000. Mr. Sullivan's annual base salary is subject to review on an annual basis by the Compensation Committee of the Board of Directors, and such base salary may be increased (but not decreased) based upon his performance, then generally prevailing industry salary scales, the Company's results of operations and other relevant factors. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and the Board of Directors approves, and to participate in the other benefit plans provided by the Company. Under the provisions of the Agreement, the Company may terminate the employment of Mr. Sullivan for Disability or Cause (as defined). Mr. Sullivan may terminate employment under the Agreement for Good Reason (as defined, including removal or failure to re-elect him Chairman of the Board and Chief Executive Officer) or in the event of a Change of Control of the Company (as defined, including any offer to purchase a controlling block of Common Shares of the Company pursuant to a tender offer or otherwise). If Mr. Sullivan should elect to terminate his employment for Good Reason, Change of Control or for other specified reasons, he is entitled to receive an amount equal to the product of his annual base salary then in effect multiplied by the number of years remaining in the term of employment under the Agreement, a portion of which may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax to Mr. Sullivan pursuant to the provisions of the Tax Reform Act of 1984. In the event that Mr. Sullivan were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $3,200,000 as of August 31, 1994. The Agreement also provides for the payment by the Company of legal fees incurred by Mr. Sullivan in the event that, following a Change of Control, Mr. Sullivan may be caused to institute or defend legal proceedings to enforce his rights under the Agreement.

     Under an Amended Employment Agreement, dated as of July 20, 1994, James A. Karman is employed as President and Chief Operating Officer of the Company for a five-year period ending June 1, 1999. Pursuant to the terms of the Agreement, Mr. Karman's annual base salary, effective as of June 1, 1994, is $530,000. Mr. Karman's Agreement also contains the same provisions which are described above in connection with Mr. Sullivan's Agreement. In the event that Mr. Karman were to terminate his employment under such circumstances, he would be entitled to receive payment of approximately $2,500,000 as of August 31, 1994.

     Effective July 20, 1994, the Company amended Employment Agreements previously entered into with each of John H. Morris, Jr., Richard E. Klar and Paul A. Granzier. Pursuant to these Employment Agreements, Messrs. Morris, Klar and Granzier are employed in their current positions as Executive Vice President, Vice President and Treasurer, and Vice President, General Counsel and Secretary, respectively, for a one-year period ending July 31, 1995. The Employment Agreements provide for the following base salaries, effective June 1, 1994: Mr. Morris -- $320,000; Mr. Klar -- $215,000; and Mr. Granzier --
$170,000. The Employment Agreements also provide for severance payments in the amount of one year's base salary in the event of termination of the officer's employment and three years' base salary in the event of termination of employment due to a Change of Control of the Company not approved by the Company's Board of Directors. The


Employment Agreements contain the same provision for the recovery of legal fees incurred to enforce the provisions of the Agreements following a Change of Control as described above in connection with Mr. Sullivan's Agreement.

DEFINED BENEFIT PENSION PLAN

     The table below sets forth the normal annual retirement benefits payable upon retirement at age 65 (as of June 1, 1994) under the Company's tax qualified defined benefit retirement plan (the "Retirement Plan") for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service, assuming that the employee elected to receive his or her pension on a normal life annuity basis:

                                                     ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
       AVERAGE                                (AS OF JUNE 1, 1994) WITH YEARS OF SERVICE INDICATED (1)
        ANNUAL          ----------------------------------------------------------------------------------------------------
   COMPENSATION (2)         5 YEARS              10 YEARS             20 YEARS             30 YEARS             35 YEARS
   ----------------     ----------------     ----------------     ----------------     ----------------     ----------------
      $  100,000            $      6,183         $     12,366         $     24,731         $     37,097         $     39,530
      $  150,000                   9,665               19,330               38,660               57,990               62,030
      $  200,000                  13,147               26,294               52,588               78,883               84,530
      $  250,000                  16,629               33,259               66,517               99,776              107,030
      $  300,000                  20,111               40,223               80,446              120,668              129,530
      $  350,000                  23,594               47,187               94,374              141,561              152,030
      $  400,000                  27,076               54,151              108,303              162,454              174,530
      $  450,000                  30,558               61,116              122,231              183,347              197,030
      $  500,000                  34,040               68,080              136,160              204,240              219,530
      $  550,000                  37,522               75,044              150,088              225,133              242,030
      $  600,000                  41,004               82,009              164,017              246,026              264,530
      $  650,000                  44,486               88,973              177,946              266,918              287,030
      $  700,000                  47,969               95,937              191,874              287,811              309,530
      $  750,000                  51,451              102,901              205,803              308,704              332,030
      $  800,000                  54,933              109,866              219,731              329,597              354,530
      $  850,000                  58,415              116,830              233,660              350,490              377,030
      $  900,000                  61,897              123,794              247,588              371,383              399,530
      $  950,000                  65,379              130,759              261,517              392,276              422,030
      $1,000,000                  68,861              137,723              275,446              413,168              444,530
      $1,050,000                  72,344              144,687              289,374              434,061              467,030
      $1,100,000                  75,826              151,651              303,303              454,954              489,530
      $1,150,000                  79,308              158,616              317,231              475,847              512,030
      $1,200,000                  82,790              165,580              331,160              496,740              534,530
      $1,250,000                  86,272              172,544              345,088              517,633              557,030

- - ---------------

(1) The amounts listed may be reduced in accordance with certain provisions of the Internal Revenue Code of 1986 which limit the maximum amount of compensation that may be taken into account under the Retirement Plan to $150,000 and the maximum annual benefit payable under the Retirement Plan to $118,800. The Company maintains a Benefit Restoration Plan for its executive officers providing for the payment of supplemental retirement benefits because of such Internal Revenue Code limits. See "Benefit Restoration Plan" below.

(2) Includes base compensation as in effect on June 1, 1994, overtime paid and bonuses paid or accrued. The compensation covered by the Retirement Plan for the executive officers named in the Summary Compensation Table is the salary and bonus listed in such table.

     With respect to the executive officers listed in the Summary Compensation
Table: Mr. Sullivan has 32.4 years of service; Mr. Karman, 31.4 years of service; Mr. Morris, 17.4 years of service; Mr. Klar, 25.6 years of service; and Mr. Granzier, 9.1 years of service.

BENEFIT RESTORATION PLAN

     Effective January 1, 1991, the Company established the RPM, Inc. Benefit Restoration Plan (the "Benefit Restoration Plan") for the purpose of providing for the payment of supplemental retirement and death benefits to officers of the Company designated by the Board of Directors whose Retirement Plan benefits may be limited under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code. In April 1991, the Board of Directors designated Messrs. Sullivan, Karman and Morris as participants in the Benefit Restoration Plan. In July 1993, the Board of Directors also designated Messrs. Klar, Granzier and certain other officers as participants in the Benefit Restoration Plan. The Benefit Restoration Plan replaced the prior Supplemental Executive Retirement Plan which provided similar supplemental retirement benefits. The Benefit Restoration Plan is an unfunded excess benefit plan which is administered by the Company. The Benefit Restoration Plan provides that any payment under the Plan is to be made in an amount equal to the amount by which a participant's benefits otherwise payable under the Company's Retirement Plan are reduced as a result of limitations under ERISA and the Internal Revenue Code. The supplemental retirement benefits are forfeited if the officer terminates employment before attaining five years of vesting service and age 55. Supplemental death benefits are paid to the surviving spouse or designated beneficiary of the officer. The Company is entitled to a federal tax deduction in an amount and at the time that benefits are paid to a participant. The Company is not entitled to any deduction prior to payment of benefits to a participant.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors administers the cash salary, bonus, and other compensation and stock option programs for the executive officers of the Company pursuant to (i) the Code of Regulations of the Company, which was adopted by the shareholders on October 14, 1987, and (ii) a Compensation Committee Charter which was first adopted by the Board of Directors on January 24, 1992. The Compensation Committee Charter, as amended, provides for the Compensation Committee (i) to review and recommend to the Board of Directors the amount of compensation for services rendered to the Company to be paid to the executive officers of the Company, (ii) to review and approve the terms and conditions of written Employment Agreements for executive officers of the Company, (iii) to administer the Company's Stock Option Plans, (iv) to review and recommend to the Board of Directors the amount of reasonable compensation and payment of expenses and other benefits to be paid to members of the Board of Directors for serving as a Director of the Company, (v) to review and approve the Compensation Committee Report to be included in the Company's Proxy Statement for its Annual Shareholders Meeting, and (vi) to review, approve, and administer any other matters or plans specifically delegated to the Committee by the Board of Directors. The Compensation Committee presently consists of three independent Directors who are appointed to the Committee by and report to the entire Board of Directors. The members of the Compensation Committee qualify as "disinterested" Directors within the definition of Rule 16b-3 under the Securities Exchange Act of 1934.

     The Compensation Committee determines the cash salary and bonus to be awarded to Thomas C. Sullivan, Chairman of the Board and Chief Executive Officer, annually in July of each year based upon a number of factors, but does not utilize pre-established, specific performance goals in making compensation decisions. Historically, Mr. Sullivan has prepared a recommendation to the Compensation Committee for cash salary and bonus increases and stock option awards for himself and the other executive officers which the Committee then reviews and considers in light of a number of factors, including (i) increases in sales, net income and earnings per share, (ii) performance of the Company's Common Shares in the open market, (iii) increases in cash dividends paid to shareholders, (iv) return on shareholders' equity, and (v) acquisitions, corporate financings, and other general corporate objectives which were achieved during the May 31 fiscal year. For the Company's fiscal year ended May 31, 1994, sales increased 6%, net income increased 33%, and earnings per share increased 26% as compared to the prior fiscal year as restated to reflect the acquisitions of Dynatron/Bondo Corporation in June, 1993 and Stonhard, Inc. in October, 1993, both of which were accounted for on a "pooling of interest" basis. In addition, the Company's return on sales increased to 6.5% from 5.1% in the prior fiscal year, cash dividends increased 9%, shareholders' equity increased 29%, return on shareholders' equity increased to 18.9% from 16.6% in 1993, and the market value of the Company's Common Shares was basically unchanged on a comparative fiscal year basis. Finally, the Company successfully completed the two acquisitions referred to above, as well as several other smaller acquisitions, and on June 28, 1994, the Company completed the acquisition of Rust-Oleum Corporation, which had commenced in January, 1994.

     From time-to-time the Committee also has reviewed reports prepared for it by professional compensation consultants and, in addition, has reviewed compensation paid to chief executive officers of various competitors of the Company, some of which are included in the Company's Peer Group Performance Graph. Any increases in cash salaries for Mr. Sullivan and the other executive officers are made retroactive to June 1 of each fiscal year and are included in an Amendment to the officer's Employment Agreement. Once awarded, an increase in salary cannot be reduced without the officer's consent. Cash bonuses are awarded for the prior May 31 fiscal year based upon Mr. Sullivan's recommendations and the Committee's review and analysis of the factors discussed above.

     The Company believes that it is in the best interest of shareholders to retain as much flexibility as possible, now and in the future, with respect to the design and payment of compensation to its executive officers. RPM does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to certain key executives. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including "performance-based" compensation. Presently, only the Company's 1989 Stock Option Plan satisfies the requirements of Section 162(m) regulation to be "performance-based" compensation and therefore deductible by the Company. The Company plans to retain a professional compensation consultant to review the Company's executive compensation programs in light of Section 162(m) and to recommend to the Compensation Committee, if appropriate, a performance-based compensation plan which would satisfy the requirements of Section 162(m) and which could be submitted to the Company's shareholders for approval in 1995.

     The Company's Stock Option Plan for its executive officers and other key employees is intended to provide long-term equity incentive to the officers and employees and, in the long-term, relates to shareholder value. Options to executive officers are awarded by the Committee based upon the recommendation of Mr. Sullivan, and the various presidents of the Company's operating subsidiaries submit recommendations with respect to option grants to subsidiary employees. Options are granted at the last NASDAQ sales price on the date of grant, have a term of ten (10) years, and generally vest at the rate of 25% per year. The Company does not have any restricted or other "cheap stock" plans. In February 1994, the Company adopted a deferred compensation plan for executive officers pursuant to which officers can defer receipt of a portion of their salary and/or cash bonus until a future date during which period of time the deferred compensation will receive tax deferred interest or appreciation based upon the value of Company Common Shares and dividends paid thereon. Any compensation deferred under the plan would not be included in the $1,000,000 limit provided for under Section 162(m) until the year in which the compensation actually is received.

                                            Roy H. Holdt, Chairman
                                            Kevin O'Donnell
                                            Edward B. Brandon

                               PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the yearly cumulative total shareholders' return on the Company's Common Shares against the yearly cumulative total return of the S&P Composite -- 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company (the "Peer Group Index"). The companies selected to form the Peer Group Index are:
Detrex Corporation, Ferro Corporation, Grow Group, Inc., Guardsman Products, Inc., H. B. Fuller Company, Lawter International, Inc., Lilly Industries, Inc., NL Industries, Inc., PPG Industries Inc., Pratt & Lambert, Inc., Rohm and Haas Company, Standard Brands Paint Company, The Sherwin-Williams Company and Valspar Corporation.

     The graphs assume that the value of the investment in the Company's Common Shares, the S&P Composite -- 500 Stock Index and the Peer Group Index was $100 on May 31, 1989 and May 31, 1984, respectively, and that all dividends, if any, were reinvested. The charts below the line graphs give the value of each investment at the corresponding fiscal year end date.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG RPM, INC.,
                     S&P 500 INDEX AND THE PEER GROUP INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                RPOW          S&P 500        PEER GROUP
5/31/89                               $ 100.00        $ 100.00        $ 100.00
5/31/90                               $ 127.00        $ 103.00        $ 117.00
5/31/91                               $ 166.00        $ 123.00        $ 130.00
5/31/92                               $ 175.00        $ 143.00        $ 154.00
5/31/93                               $ 218.00        $ 160.00        $ 166.00
5/31/94                               $ 220.00        $ 167.00        $ 175.00

        COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN AMONG RPM, INC.,
                     S&P 500 INDEX AND THE PEER GROUP INDEX

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)                 RPOW          S&P 500        PEER GROUP
5/31/84                                  $100             $100            $100
5/31/85                                  $163             $132            $ 87
5/31/86                                  $212             $179            $106
5/31/87                                  $235             $217            $223
5/31/88                                  $252             $202            $202
5/31/89                                  $317             $257            $176
5/31/90                                  $403             $299            $182
5/31/91                                  $525             $335            $217
5/31/92                                  $554             $368            $271
5/31/93                                  $690             $410            $291
5/31/94                                  $696             $428            $307

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected the firm of Ciulla Stephens & Co., independent certified public accountants, to examine and audit the financial statements of the Company and its subsidiaries for the fiscal year ending May 31, 1995. This firm has served as independent auditors for the Company since 1964. A representative of Ciulla Stephens & Co. will be present at the Annual Meeting and will have an opportunity to make a statement should he so desire. The representative also will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.

     Any shareholder proposal intended to be presented at the 1995 Annual Meeting of Shareholders must be received by the Company's Secretary at its principal executive offices not later than April 28, 1995 for inclusion in the Board of Directors' Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of Common Shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Commission.

     UPON THE RECEIPT OF A WRITTEN REQUEST FROM ANY SHAREHOLDER ENTITLED TO VOTE AT THE FORTHCOMING ANNUAL MEETING, THE COMPANY WILL MAIL, AT NO CHARGE TO THE SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES REQUIRED TO BE FILED WITH THE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE COMPANY'S MOST RECENT FISCAL YEAR. REQUESTS FROM BENEFICIAL OWNERS OF THE COMPANY'S VOTING SECURITIES MUST SET FORTH A GOOD-FAITH REPRESENTATION THAT AS OF THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH ANNUAL MEETING. WRITTEN REQUESTS FOR THE ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO:

                              PAUL A. GRANZIER, SECRETARY
                              RPM, INC.
                              P.O. BOX 777
                              MEDINA, OHIO 44258

     You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.

     By Order of the Board of Directors.

                                            PAUL A. GRANZIER
                                                 SECRETARY

August 30, 1994

                                      RPM, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- OCTOBER 10, 1994
   P
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby (i) appoints THOMAS C. SULLIVAN and RICHARD E.
   R KLAR, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Common Shares of RPM, Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the
   O Holiday Inn Strongsville, 15471 Royalton Road, Strongsville, Ohio, on Monday, October 10, 1994 at 2:00 P.M. Eastern Daylight Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy
   X holders to vote all of the Common Shares of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN ON REVERSE SIDE, SAID SHARES WILL BE VOTED "FOR" THE
        ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND
   Y    "FOR" THE PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT TWELVE (12)
        (WHICH WILL CREATE ONE VACANCY WHICH CAN BE FILLED BY THE BOARD OF DIRECTORS).

                             Election of Directors, Nominees:

                                  Lorrie Gustin,

                                  James A. Karman,

                                  Donald K. Miller,

                                  Kevin O'Donnell

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                      ________________________
                                                     |                        |
                                                     |  VOTE ON REVERSE SIDE  |
                                                     |________________________|

  / X /     PLEASE MARK YOUR                                                  SHARES HELD       SHARES IN DIVIDEND
            VOTES AS IN THIS                                                  DIRECTLY BY YOU   REINVESTMENT PLAN
            EXAMPLE.

[CAPTION]

                  FOR     WITHHELD    2. Approve and       FOR     AGAINST   ABSTAIN   3. In their discretion to act on any other
1. Election of    /  /     /  /          adopt proposal    /  /     /  /      /  /        matter or matters which may properly
   Directors                             to fix number of                                 come before the meeting.
                                         Directors at
For, except vote withheld                twelve (12).
from the following nominee(s):
                                                                                          PLEASE DATE, SIGN AND RETURN PROMPTLY IN
                                                                                          THE ACCOMPANYING ENVELOPE.
______________________________________
THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ABOVE PROPOSALS.

                                                                      Change
                                                                      of      /  /             (Indicate change of address
                                                                      Address                    in the space below and
                                                                                                mark the box to the left.)
                                                                      Will
                                                                      Attend  /  /         ________________________________________
                                                                      Annual
                                                                      Meeting              ________________________________________

     SIGNATURE(S) ___________________________________________________ DATE ____________    ________________________________________

     SIGNATURE(S) ___________________________________________________ DATE ____________
     NOTE: Please sign exactly as name appears hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
